UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2003

SUN POWER CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27853
(Commission File Number)

86-0913555
(IRS Employer Identification No.)

414 Viewcrest Road, Kelowna, British Columbia, Canada V1W 4J8
(Address of principal executive offices and Zip Code)

800.537.4099
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

The company has announced the appointment of Mr. J. Roland Vetter CA, to the position Chief Financial Officer and acting President.  Mr. Vetter replaces Andrew Schwab who held positions as President, Secretary and Treasurer during the corporation’s formation and who will remain as Secretary.  Mrs. Carol O’Shea, the corporations accounting technician for the last two years, has consented to the office of Treasurer.

Mr. Roland Vetter, CA was the former Group Financial Services Director for the Zimco Group, part of the New Mining Business Division of Anglo American Corporation (South Africa’s largest conglomerate) and a former Chairman of the Anglo American Audit Liaison Committee. Zimco comprised twelve distinct operations involved in mining and manufacturing. He is an executive with significant experience in growing start-up companies in mining, manufacturing and technology.  He has diverse financial and operational ability at the executive level, including experience in completing due diligence, business plans, with hands on expertise of then assimilating operations and implementing projects, mergers, acquisitions and disposals.  He has also been accountable for risk management, internal controls, corporate-governance, optimizing funding structures and corporate tax planning.

Mr. Vetter, a Member of both the Canadian and South African Institute of Chartered Accountants, attended the University of the Witwatersrand in South Africa, where he obtained his Bachelor of Commerce and Bachelor of Accounting degrees.

Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN POWER CORPORATION

By: /s/ Andrew Schwab
Andrew Schwab
Secretary and Director
Date: May 5, 2003